UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2022

PARTS iD, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38296	81-3674868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 642-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2022, PARTS iD, Inc. (the “Company”) entered into an Equity Offering Sales Agreement (the “Agreement”) with D.A. Davidson & Co. (“D.A. Davidson”) with respect to an “at the market” offering program, under which the Company may, from time to time in its sole discretion, issue and sell through D.A. Davidson, acting as sales agent, shares of the Company’s Class A common stock, par value $0.0001 per share, having an aggregate gross sales price of up to $15,970,800 (the “Placement Shares”). The issuance and sale, if any, of the Placement Shares by the Company under the Agreement will be made pursuant to a prospectus supplement, as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof, to the Company’s registration statement on Form S-3 (File No. 333-267474), originally filed with the SEC on September 16, 2022 and as amended on October 11, 2022, which became effective on October 14, 2022.

Pursuant to the Agreement, D.A. Davidson may sell the Placement Shares at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions, to or through the New York Stock Exchange LLC or any other market venue where the Placement Shares may be traded, or in privately negotiated transactions, or through a combination of any such methods of sale, or any other method permitted by law.

Actual sales will depend on a variety of factors to be determined by the Company from time to time. D.A. Davidson will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell the Placement Shares from time to time, based upon instructions from the Company (including any price or size limits or other customary parameters or conditions the Company may impose).

The Company will pay D.A. Davidson a commission of 3.0% of the gross sales proceeds of any Placement Shares sold through D.A. Davidson, acting as sales agent, under the Agreement.

Because there is no minimum offering amount required pursuant to the Agreement, the actual total public offering amount, commissions and proceeds to the Company, if any, are not determinable at this time. The Company expects to use any net proceeds for general corporate purposes, which may include working capital, capital expenditures, the repayment or refinancing of existing indebtedness, mergers and acquisitions and other investments.

The Company is not obligated to make any sales of Placement Shares under the Agreement. The offering of Placement Shares pursuant to the Agreement will terminate upon the earlier of (i) the issuance and sale, through D.A. Davidson, of all Placement Shares subject to the Agreement and (ii) termination of the Agreement in accordance with its terms.

The Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify D.A. Davidson against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of DLA Piper LLP (US) as to the legality of the Placement Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 8.01 Other Events.

In November 2022, our chief financial officer, Kailas Agrawal, notified us that he intends to retire at the end of 2022. The Company has undertaken steps for succession planning in connection with Mr. Agrawal’s intended retirement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
1.1	Equity Offering Sales Agreement dated November 18, 2022, by and between PARTS iD, Inc. and D.A. Davidson & Co.
5.1	Opinion of DLA Piper LLP (US).
23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARTS ID, INC.

Date: November 18, 2022	By:	/s/ Antonino Ciappina
		Name:	Antonino Ciappina
		Title:	Chief Executive Officer

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